UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 19,2021 (August 16, 2021)

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFG	Nasdaq Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2021, the Board of Directors (the “Board”) of Principal Financial Group, Inc. (the “Company”) approved the adoption of the Principal Financial Group, Inc. Executive Severance Plan (the “Plan”). The Plan will become effective on September 1, 2021. Each of the Company’s employees who has been designated part of the Executive Management Group (“EMG”) of the Company and/or has been appointed by the Company’s Board of Directors as an officer with the title of Senior Vice President or an equivalent title such that the Human Resources Committee of the Company’s Board of Directors determines the employee’s compensation (the “Executive Officers”) are eligible to participate in the Plan. The Board approved the adoption of the Plan, upon recommendation of the Human Resources Committee of the Board, to align the Company’s non-change of control severance practices with market. The recommendation of the Human Resources Committee of the Board followed an assessment and review process with the Committee’s independent compensation consultant.

The Plan provides that where an Executive Officer’s employment is terminated by the Company other than for cause, the Executive Officer will be entitled to receive: (i) for the Chief Executive Officer of the Company (the “CEO”), a lump sum severance payment calculated as the sum of: (a) two times the CEO’s annual base salary; (b) an amount equal to two times the average amount of the bonuses paid to the CEO for the last three complete calendar years; and (c) an amount equal to two years of health benefits premiums, intended to compensate the CEO for COBRA premiums; (ii) for EMG members other than the CEO, a lump sum severance payment calculated as the sum of: (a) one and a half times the EMG member’s annual base salary; (b) an amount equal to one and a half times the average amount of the bonuses paid to the EMG member for the last three complete calendar years; and (c) an amount equal to one and a half years of health benefits premiums, intended to compensate the EMG member for COBRA premiums; and (iii) for non-EMG members, a lump sum severance payment calculated as the sum of: (a) an amount equal to the non-EMG member’s annual base salary; (b) an amount equal to the average amount of the bonuses paid to the non-EMG member for the last three complete calendar years; and (c) an amount equal to one year of health benefits premiums, intended to compensate the non-EMG member for COBRA premiums. The foregoing severance benefits under the Plan will not be provided if the Executive Officer is entitled to receive severance benefits under the terms of the Executive Officer’s change of control employment agreement with the Company.

The provision of severance payments under the Plan is conditioned upon the Executive Officer’s execution of a release of claims in favor of the Company and the Executive Officer’s agreement that the Executive Officer will not solicit the employees, agents or customers of the Company for a period of two (2) years for the Chief Executive Officer of the Company, eighteen (18) months for EMG members other than the CEO, and twelve (12) months for non-EMG members.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

		By:	/s/ Christopher J. Littlefield
		Name:	Christopher J. Littlefield
		Title:	Executive Vice President, General Counsel and Secretary

Date:	August 19, 2021

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